Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	3081	22-1916107
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue

South Hackensack, New Jersey 07606-1546

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive Offices)

Paul M. Feeney

Executive Vice President, Finance and Chief Financial Officer

AEP Industries Inc.

125 Philips Avenue

South Hackensack, New Jersey 07606-1546

(201) 641-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

(313) 465-7316

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
8 1/4% Senior Notes due 2019	$200,000,000	100%	$200,000,000	$23,220

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2011

Prospectus

Offer to Exchange $200,000,000 principal amount of outstanding 8 1/4% Senior Notes due 2019 for $200,000,000 principal amount of 8 1/4% Senior Notes due 2019 which have been registered under the Securities Act of 1933, as amended

We are offering to exchange new 8 1/4% Senior Notes due 2019 (which we refer to as the “new notes”) for our currently outstanding 8 1/4% Senior Notes due 2019 (which we refer to as the “old notes”) on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal. The CUSIP number for the old notes is 001031 AG8.

The Exchange Offer

•	The exchange offer expires at , New York City time, on , 2011, unless extended by us in our sole discretion.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

•	To exchange your old notes, you are required to make the representations described beginning on page 21 to us.

•	The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for new notes.

The New Notes

•

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

•

The new notes will be our general unsecured senior obligations and will rank equally with all of our existing and future senior debt. The new notes will be effectively subordinated to all of our existing and future secured obligations, to the extent of the value of the assets securing these obligations, and structurally subordinated to all of the obligations of our subsidiaries, whether or not secured. Currently, none of our subsidiaries will guarantee the new notes.

•	The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes.

See “Risk Factors” beginning on page 8 to read about the risks you should consider prior to tendering your old notes in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011

References in this prospectus to “AEP”, “the Company,” “we,” “us,” and “our” refer to AEP Industries Inc. and its direct and indirect subsidiaries on a consolidated basis.

The “old notes,” consisting of the 8 1/4% Senior Notes due 2019 which were issued on April 18, 2011, and the “new notes,” consisting of the 8 1/4% Senior Notes due 2019 offered pursuant to this prospectus, are sometimes collectively referred to in this prospectus as the “notes.”

Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of AEP or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we are disclosing important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 which we filed with the SEC on January 14, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, which we filed with the SEC on March 14, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011, which we filed with the SEC on June 9, 2011; and

•

our Current Reports on Form 8-K, which we filed with the SEC on January 13, 2009 and March 31, April 4, April 7, April 15 (as amended on April 18 and June 8), May 2, June 8, June 16, and June 21, 2011, respectively.

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Any filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and on or before the time this exchange offer is completed, as of the date of filing of such documents or reports, shall be deemed to be incorporated by reference into this prospectus, except as to any portion of any future document or report that is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents at no cost by writing or calling us at AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606-1546, Attention: Investor Relations, Telephone: 201-641-6600. To obtain timely delivery of this information, you must request this information no later than five business days before the expiration of the exchange offer. Therefore, you must request information on or before              , 2011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Investor Relations” on our corporate website at www.aepinc.com. By referring to our website and the SEC’s website, we do not incorporate such websites or their contents into this prospectus. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol of “AEPI”.

MARKET AND INDUSTRY DATA

The data used throughout this prospectus regarding market size and ranking, including information relating to our position in our industry and the position of our competitors, are derived from the good faith estimates of our management based on their knowledge and experience in the markets in which we operate and independent industry sources, such as The Freedonia Group, Inc. Management’s estimates are based upon information obtained from our customers, distributors, suppliers and other contacts in our industry and their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. This information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” As a result, you should be aware that the market, ranking and similar data included in this prospectus and our estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect our current views of future events and financial performance, involve certain risks and uncertainties. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events, such as our ability to generate sufficient working capital, the amount of availability under our credit facility, the anticipated pricing in resin markets, our ability to continue to maintain sales and profits of our operations, and the sufficiency of our cash balances and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including, but not limited to:

•	the availability of raw materials;

•	the ability to pass raw material price increases to customers in a timely fashion;

•	the costs associated with the shutdown of the Cartersville plant (acquired as part of Atlantis Plastics, Inc. acquisition of certain assets on October 30, 2008);

•	the implementation of the final phase of a new operating system;

•	the continuing impact of the U.S. recession and the global credit and financial environment and other changes in the United States or international economic or political conditions;

•	the potential of technological changes that would adversely affect the need for our products;

•	price fluctuations which could adversely impact our inventory; and

•	other factors described under the heading “Risk Factors” on page 8.

Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this prospectus are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

iii

SUMMARY

This summary contains basic information about our Company and the exchange offer. This summary highlights only selected information from, or incorporated by reference in, this prospectus. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of our Company and the exchange offer, you should read this entire prospectus, including any information incorporated by reference into this prospectus, in its entirety. See also “Incorporation By Reference.” In this prospectus, the words “AEP,” “the Company,” “we,” “our” and “us” refer to AEP Industries Inc. and, unless the context requires otherwise, to our subsidiaries.

In this prospectus, the term “fiscal” means our fiscal year beginning on November 1 and ending on October 31 of the applicable year.

Our Business

We are a leading manufacturer of plastic packaging films in North America. We manufacture and market an extensive and diverse line of polyethylene, polyvinyl chloride and polypropylene flexible packaging products, with consumer, industrial and agricultural applications. Our plastic packaging films are used in the packaging, transportation, beverage, food, automotive, pharmaceutical, chemical, electronics, construction, agriculture and textile industries. We serve over 3,000 customers worldwide, none of which accounted for more than 4% of our net sales in fiscal 2010. We have maintained long-standing relationships with many of our clients, some of which since our founding in 1970.

From fiscal 2006 to fiscal 2010, our net sales grew from $697.2 million to $800.6 million and sales volumes of plastic packaging films increased from 625.0 million pounds to 774.3 million pounds. For the six months ended April 30, 2011, we sold 424.0 million pounds and generated net sales and Adjusted EBITDA of $466.3 million and $35.0 million, respectively.

We manufacture plastic films, principally from resins blended with other raw materials, which we either sell or further process by printing, laminating, slitting or converting. Our processing technologies enable us to create a variety of value-added products according to the specifications of our customers. Our manufacturing operations are located in the United States and Canada. We manufacture both industrial grade products, which are manufactured to general industry specifications, and specialty products, which are manufactured under more exacting standards to assure certain required chemical and physical properties. Specialty products generally sell at higher margins than industrial grade products.

The following table summarizes our product lines:

Product	% of Fiscal 2010 Net Sales	Material	Examples of Uses
custom films	34%	polyethylene co-extruded and monolayer custom designed films	• drum, box, carton, and pail liners • furniture and mattress bags • films to cover high value products • magazine overwrap

stretch (pallet) wrap	31%	polyethylene	• pallet wrap

PROformance® films	8%	co-extruded and monolayer polyolefin films	• cereal box liners • fresh cut produce packaging • frozen foods • medical

polyvinyl chloride wrap	10%	polyvinyl chloride	• food and freezer wrap

printed and converted films	1%	polyethylene	• printed shrink films • printed, laminated, converted films for flexible packaging to consumer markets

Product	% of Fiscal 2010 Net Sales	Material	Examples of Uses
other products and specialty films	16%	unplasticized polyvinyl chloride and polyethylene	• battery labels • credit card laminate • retail and institutional films and products • twist wrap • can liners • table covers, aprons, bibs and gloves • agricultural films

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the years ended October 31, 2010, 2009, 2007 and 2006 were 1.1x, 3.7x, 3.2x and 3.6x, respectively. Our ratio of earnings to fixed charges for the six months ended April 30, 2011 and 2010 and for the fiscal year ended 2008 were less than one-to-one with deficiencies of $42,000, $10.2 million and $5.2 million, respectively. See “Ratio of Earnings to Fixed Charges.”

Principal Executive Offices

AEP Industries Inc. is a Delaware corporation. Our principal executive offices are located at 125 Phillips Avenue, South Hackensack, New Jersey 07606-1546. Our telephone number is (201) 641-6600. We also maintain a website at www.aepinc.com. Our website and the information contained on our website is not part of this prospectus and is not incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether to participate in the exchange offer.

The Exchange Offer

On April 18, 2011, we privately placed $200,000,000 aggregate principal amount of the old notes in a transaction exempt from registration under the Securities Act. In connection with the private placement, we entered into a registration rights agreement, dated as of April 18, 2011, with the initial purchasers of the old notes. In the registration rights agreement, we agreed to offer to exchange old notes for new notes registered under the Securities Act. We also agreed to deliver this prospectus to the holders of the old notes. In this prospectus the old notes and the new notes are referred to together as the “notes.” You should read the discussion under the heading “Description of the New Notes” for information regarding the new notes.

The Exchange Offer	We are offering to exchange up to $200,000,000 principal amount of the new notes for an identical principal amount of the old notes. The new notes are substantially identical to the old notes, except that:

•	the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus;

•	the new notes will not contain any legend restricting their transfer;

•	the registration rights relating to the old notes do not apply to the new notes; and

•	the new notes will not contain any provisions regarding the payment of additional interest.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation that:

•

it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	any new notes to be received by it shall be acquired in the ordinary course of business; and

•

at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Registration Rights	Pursuant to a registration rights agreement, we have agreed to use commercially reasonable efforts to consummate an offer to exchange the old notes for the new notes registered under the Securities Act, with terms substantially identical to those of the old notes not later than the date that is 240 days after the initial issuance of the old notes. If we fail to satisfy our registration obligations under the registration rights agreement, including, if required, our obligation to have an effective shelf registration statement for the old notes, we will be required to pay additional interest to the holders of the old notes under certain circumstances.

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date	The exchange offer will expire at , New York City time, on , 2011, unless it is extended by us in our sole discretion.

Settlement Date	The settlement date of the offer will be promptly following the expiration date.

Conditions to the Exchange Offer	Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to assert or waive these conditions in our sole discretion. We have the right, in our sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer” are not satisfied or waived.

Withdrawal Rights	You may withdraw the tender of your old notes at any time before New York City time, on the expiration date. Any old notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.

Procedures for Tendering Old Notes	See “The Exchange Offer—How to Tender.”

Effect on Holders of Old Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, following the consummation of the exchange offer, there will be no increase in the interest rate on the outstanding old notes under the circumstances described in the registration rights agreement. If you do not tender your old notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the old notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the old notes under the registration rights agreement. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.

Material United States Tax Consequences of the Exchange Offer	Your exchange of old notes for new notes will not result in any income, gain or loss to you for federal income tax purposes. See “Material United States Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Broker-Dealers	Each broker-dealer that receives new notes in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than old notes acquired directly from us), must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offer. Its address and telephone numbers are listed in “The Exchange Offer—Exchange Agent.”

The New Notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

The new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act and will not be subject to the transfer restrictions, registration rights or additional interest provisions relating to the old notes. The new notes will evidence the same debt as the old notes and be entitled to the benefits of the indenture.

Issuer	AEP Industries Inc.

Notes offered	$200,000,000 aggregate principal amount of 8 1/4% new notes in exchange for $200,000,000 aggregate principal amount of 8 1/4% outstanding old notes.

Maturity	April 15, 2019.

Interest payment dates	April 15 and October 15, beginning October 15, 2011.

Guarantees	As of the settlement date there will be no guarantors. However, in the future, if a restricted subsidiary guarantees or pledges any assets to secure the payment of any of our other indebtedness or indebtedness of any restricted subsidiary, other than a guarantee by a foreign restricted subsidiary of indebtedness of another foreign restricted subsidiary, then such restricted subsidiary must guarantee payment of the notes. See “Description of the New Notes—Certain Covenants—Guarantees.”

Ranking	The new notes will be general unsecured and unsubordinated obligations and will rank equally with all of our other existing and any future unsecured and unsubordinated indebtedness and are senior to all of our existing and any future subordinated indebtedness. The new notes will be effectively subordinated to all of our existing and future secured obligations, including our credit facility, to the extent of the value of the assets securing these obligations, and structurally subordinated to all of the existing liabilities of our subsidiaries and any future liabilities of our subsidiaries that are not guarantors to the extent of the assets of such subsidiaries.

As of April 30, 2011, we had $232.8 million of senior indebtedness (including capital leases), (i) $26.4 million of which related to the 7.875% Senior Notes due 2013 (the “2013 Notes”) that were not tendered as part of the consent solicitation for the 2013 Notes but that were subsequently redeemed on June 2, 2011, resulting in a payment of $26.4 million plus $0.4 million of accrued and unpaid interest and (ii) $6.4 million of which included secured indebtedness (including capital leases).

As of April 30, 2011, we did not guarantee any other liabilities of our subsidiaries. In addition, as of April 30, 2011, our subsidiaries collectively had liabilities of $9.1 million, excluding intercompany liabilities.

Optional redemption	Before April 15, 2014, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a “make-whole” premium, together with accrued and unpaid interest. We may redeem some or all of the notes, at any time on or after April 15, 2014, at the redemption prices specified in this prospectus. See “Description of the New Notes—Redemption—Optional Redemption.”

Equity offering optional redemption	Before April 15, 2014, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at 108.250% of the principal amount of the notes, plus accrued and unpaid interest, if at least

65% of the aggregate principal amount of the notes originally issued remains outstanding after such redemption.

Change of control	Within 30 days following the date of the consummation of a transaction resulting in a change of control (or, at our option, prior to a change of control but after the transaction giving rise to such change of control is publicly announced), we will be required to commence an offer to repurchase all outstanding new notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest.

Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness,

•	pay dividends on, redeem or repurchase our capital stock,

•	make investments,

•	create certain liens,

•	sell assets,

•	enter into sale and lease-back transactions,

•	in the case of our restricted subsidiaries only, incur obligations that restrict their ability to make dividend or other payments to us,

•	in the case of our restricted subsidiaries only, guarantee or secure indebtedness,

•	enter into transactions with affiliates,

•	create unrestricted subsidiaries, and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the New Notes” in this prospectus.

The interest rate on the old notes may increase if we do not comply with our obligations under the registration rights agreement. See “The Exchange Offer—Additional Interest.”

Risk factors	Before tendering old notes, holders should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific risk factors discussed under the section entitled “Risk Factors,” beginning on page 8.

Absence of a Public Market for the New Notes	The new notes will be new securities for which there is no market. We do not intend to list the new notes on any securities exchange. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.

RISK FACTORS

Participation in this exchange offer involves risk. You should consider carefully the risks and uncertainties described below and in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended October 31, 2010 together with all of the other information included or incorporated by reference in this prospectus, including our consolidated financial statements and related notes. When we use the term “notes” in this prospectus, the term includes the old notes and the new notes. Those risks and uncertainties and the risks and uncertainties described below and incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below or incorporated by reference herein actually occurs, our business, financial condition, operating results or liquidity could be materially harmed. In such a case, we may be unable to meet our obligations under the new notes and you may lose all or part of your investment in the new notes.

Risks Related to the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the old notes under the Securities Act.

Holders of the old notes who do not tender their old notes will have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest.

Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities may command a lower price than comparable issues of securities with a greater outstanding market value available for trading or float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we are not required to accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

The new notes will be issues of securities for which there is no established public market. An active trading market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. We do not intend to list the new notes on any national securities exchange. A liquid trading market may not develop for the new notes. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the new notes. If an active trading market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the New Notes

Our substantial debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have a substantial level of debt, which requires significant interest and principal payments. As of April 30, 2011, we had $232.8 million of debt (including capital leases), (i) $26.4 million of which related to the 2013 Notes that were not tendered as part of the consent solicitation for the 2013 Notes but that were subsequently redeemed on June 2, 2011, resulting in a payment of $26.4 million plus $0.4 million of accrued and unpaid interest and (ii) $6.4 million of which included secured debt (including capital leases).

Our substantial debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby limiting our ability to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that may have less debt; and

•	limit, among other things, our ability to borrow additional funds.

We and our subsidiaries may be able to incur substantial additional debt in the future. The terms of the indenture governing the notes does not prohibit us or our subsidiaries from issuing and incurring additional debt upon the satisfaction of certain conditions. In addition, as of April 30, 2011, we had (i) $149.5 million of available borrowings under our secured credit facility with Wells Fargo Bank N.A., successor to Wachovia Bank N.A, as initial lender thereunder and as agent for the lenders thereunder, which was last amended and restated on October 30, 2008 (the “Credit Facility”), which matures on December 15, 2012 and (ii) $5.0 million (Canadian dollars) of available borrowings under our foreign credit facility, in each case based on the respective available borrowing base. If new debt is added to our current debt levels, the related risks described above that we and our subsidiaries face could intensify.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to service our debt, including the notes, and to fund our operations and planned capital expenditures will depend on our financial and operating performance. This, in part, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If our cash flow from operations is insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, obtain additional equity capital or indebtedness or refinance or restructure our debt. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial cash flow problems and might be required to sell material assets or operations to meet our debt service and other obligations. We cannot assure you as to the timing of such sales or the proceeds that we could realize from such sales or if additional debt or equity financing would be available on acceptable terms, if at all.

The notes are effectively subordinated to our secured indebtedness and the existing and future liabilities of our subsidiaries, whether or not secured.

The notes are unsecured and therefore will be effectively subordinated to all of our existing secured indebtedness, and any secured indebtedness we may incur in the future, to the extent of the value of the assets securing such indebtedness. As of April 30, 2011, we had $6.4 million of secured debt (including capital leases), with no outstanding indebtedness under our Credit Facility (which amount does not include $0.5 million of outstanding letters of credit) or our foreign credit facility. In addition, as of April 30, 2011, we had $149.5 million of available borrowings under the Credit Facility and $5.0 million (Canadian dollars) of available borrowings under our foreign credit facility, in each case based on the respective available borrowing base. As of April 30, 2011, we had no borrowings under the Credit Facility or the foreign credit facility, thereby providing us the ability to incur substantial additional secured debt. If we become insolvent or are liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility will be entitled to exercise the remedies available to a secured lender under applicable law. These lenders will have a claim on all of our assets securing the Credit Facility before the holders of the new notes. Accordingly, if an event of default occurs under the Credit Facility, the lenders under the Credit Facility will have a prior right to our assets and may foreclose upon such collateral to the exclusion of the holders of the notes, notwithstanding the existence of an event of default with respect thereto. In such event, such assets would first be used to repay in full amounts outstanding under the Credit Facility, resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of notes and other unsecured debt. Additionally, if we incur any additional secured debt in the future, holders of such secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other debt.

The notes are also effectively subordinated to all of the liabilities of our subsidiaries since the creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any of our claims as a stockholder. As of April 30, 2011, our subsidiaries collectively had liabilities of $9.1 million, excluding intercompany liabilities. In addition, our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due on the notes and the Credit Facility or to make funds available to us to do so. Our Canadian subsidiary is party to an agreement relating to its indebtedness that contains covenants restricting its ability to distribute money to us, although there were no amounts outstanding under such facility as of April 30, 2011.

We are subject to a number of restrictive debt covenants which may restrict our business and financing activities.

Our Credit Facility and the indenture governing the notes each contain restrictive debt covenants that, among other things, restrict our ability to:

•	borrow money;

•	pay dividends and make distributions;

•	issue stock of subsidiaries;

•	make certain investments;

•	repurchase stock;

•	use assets as security in other transactions;

•	create liens;

•	enter into affiliate transactions;

•	merge or consolidate; and

•	transfer and sell assets.

Our agreement relating to the indebtedness of our Canadian subsidiary also contains certain of these restrictive debt covenants.

In addition, our Credit Facility also requires us to meet certain financial tests, and our agreement relating to the indebtedness of our Canadian subsidiary requires it to meet certain financial tests. These restrictive covenants may limit our ability to expand or to pursue our business strategies. Furthermore, any indebtedness that we incur in the future may contain similar or more restrictive covenants.

Our ability to comply with the restrictions contained in our Credit Facility, the indenture governing the notes and the agreement relating to the indebtedness of our Canadian subsidiary may be affected by changes in our business condition or results of operations, adverse regulatory developments or other events beyond our control. A failure to comply with these restrictions could result in a default under our Credit Facility, the indenture governing the notes and the agreement relating to the indebtedness of our Canadian subsidiary, or any other subsequent financing agreement, which could, in turn, cause any of our debt to which a cross-acceleration or cross-default provision applies to become immediately due and payable. If our debt were to be accelerated, we cannot assure you that we would be able to repay it. In addition, a default could give our lenders the right to terminate any commitments that they had made to provide us with additional funds.

Federal and state statutes allow courts, under specific circumstances, to void any guarantees of the notes and require holders of notes to return payments received from the guarantors, if any.

As of the settlement date, there will be no guarantors of the notes. However, in the future, if any of our subsidiaries guarantees or pledges any assets to secure the payment of any other of our indebtedness or indebtedness of any of certain other subsidiaries, then such subsidiary must guarantee payment of the notes. See “Description of the New Notes—Certain Covenants—Guarantees.”

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any subsidiary guarantor, the debt represented by the guarantees may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. While the relevant laws may vary from state to state, under these laws, the guarantees could be voided, or claims in respect of the guarantees could be subordinated to the debt of the applicable subsidiary guarantor, if, among other things, such subsidiary guarantor, at the time it entered into the guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee; and either:

•	was insolvent or rendered insolvent by reason of entering into the guarantee; or

•	was engaged in a business or transaction for which such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•

intended to incur, or believed that such subsidiary guarantor would incur, debts or contingent liabilities beyond such subsidiary guarantor’s ability to pay such debts or contingent liabilities as they become due.

In addition, any payment by a subsidiary guarantor pursuant to the guarantees, as the case may be, could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of the creditors of such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of such subsidiary guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of such subsidiary guarantor’s assets; or

•

if the present fair saleable value of such subsidiary guarantor’s assets were less than the amount that would be required to pay such subsidiary guarantor’s probable liability on such subsidiary guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	such subsidiary guarantor could not pay debts or contingent liabilities as they become due.

To the extent that the claims of the holders of the notes against any subsidiary guarantor were subordinated in favor of creditors of such subsidiary guarantor, such other creditors would be entitled to be paid in full before any payment could be made on the guarantees.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events specified in the indenture governing the notes, we will be required to offer to repurchase all the outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes and we may be required to seek third party financing to do so. We may not be able to obtain such financing on commercially reasonable terms, or on terms acceptable to us, if at all. Further, we may be contractually restricted under our Credit Facility or agreements relating to any future indebtedness that we enter from making such repurchases. For example, the Credit Facility would prohibit us from repurchasing the notes after certain specific kinds of change of control events until we first repay debt under the Credit Facility in full or obtain a waiver from our lenders under the Credit Facility. Certain events involving such a change of control could result in acceleration of, or similar repurchase obligations with respect to, indebtedness of our subsidiaries. If we fail to repurchase the notes upon a change of control, we will be in default under the notes and it would also cause a cross-default under our Credit Facility. Any future debt that we may incur may also contain restrictions on repurchases in the event of a change of control or similar event. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to these new notes. See “Description of the New Notes—Certain Covenants—Change of Control.”

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets or a change in the composition of our board of directors is uncertain.

The definition of change of control in the indenture governing notes includes a phrase relating to the sale, assignment, lease, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, assignment, lease, conveyance or other disposition of less than all of our and our subsidiaries’ assets, taken as a whole, to another person or group is uncertain. In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions that are similar to those in the indenture governing the notes, related to the triggering of a change of control as a result of a change in the composition of a board of directors. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a change in the composition of directors on our board is uncertain.

Certain corporate events may not trigger a change of control event upon which occurrence we will not be required to repurchase your notes.

The indenture governing the notes may permit us and our subsidiaries to engage in certain significant corporate events, such as leveraged transactions, including recapitalizations, reorganizations, restructurings, mergers or other similar transactions, that would increase indebtedness but would not constitute a “change of control.” If we or our subsidiaries effected a leveraged transaction or other “non-change of control” transaction that resulted in an increase in indebtedness, our ability to make payments on the notes would be adversely affected. However, we would not be required to make an offer to repurchase the notes, and you might be required to continue to hold your notes, despite our decreased ability to meet our obligations under the notes.

Federal and state fraudulent transfer laws permit a court to void the notes and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of the proceeds from the issuance of the notes will be a fraudulent conveyance if (1) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (2) we received less than reasonably equivalent value or fair consideration in return for issuing the notes and, in the case of (2) only, one of the following is also true:

•	we were insolvent or rendered insolvent by reason of issuing the notes;

•	payment of the consideration left us with an unreasonably small amount of capital to carry on the business; or

•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature.

If a court were to find that the issuance of the notes was a fraudulent conveyance, the court could void the payment obligations under the notes or further subordinate the notes to our existing and future indebtedness, or require the holders of the notes to repay any amounts received with respect to the notes. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the present fair saleable value of all its assets;

•

the present fair saleable value of all its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes would not be subordinated to our other debt.

A downgrade, suspension or withdrawal of the rating of the notes could cause the liquidity or market value of the notes to decline.

The notes have been rated by nationally recognized statistical ratings organizations. The notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as an adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We are offering the new notes to the holders of the old notes. The old notes were offered and sold in April 2011 to institutional investors and are eligible for trading by “qualified institutional buyers” as defined under Rule 144A of the Securities Act.

We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the notes and we cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. If such markets were to exist, the notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. Therefore, an active market for the notes may not develop or, if developed, it may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges were as follows for the periods presented:

	Six months ended April 30,		Year Ended October 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)(2)	—	—	1.1x	3.7x	—	3.2x	3.6x

(1)	The ratio of earnings to fixed charges was computed by dividing (a) income from continuing operations before income taxes plus fixed charges by (b) fixed charges, which consist of interest expense, amortization of debt issuance costs and the interest portion of rent expense. The interest portion of rent expense is estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor. Interest expense for the six months ended April 30, 2011 excludes the write-off of unamortized issuance costs of $1.0 million related to the 2013 Notes, the early tender fee paid to the 2013 Note holders of $0.3 million and $0.2 million of fees related to the partial repurchase of the 2013 Notes.
(2)	The ratio calculation indicates a less than one-to-one coverage for the six months ended April 30, 2011 and 2010 and for the fiscal year ended 2008. Earnings available for fixed charges for the six months ended April 30, 2011 and 2010 and for the fiscal year ended 2008 were inadequate to cover total fixed charges, and the deficient amounts were $42,000, $10.2 million and $5.2 million, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data of AEP Industries Inc. and its subsidiaries for the fiscal periods and as of the dates indicated. We derived the consolidated balance sheet data as of October 31, 2009 and 2010 and the consolidated statement of operations data and consolidated statement of cash flows data for our fiscal years ended October 31, 2008, 2009 and 2010 from our audited consolidated financial statements for our fiscal years ended October 31, 2008, 2009 and 2010, which are incorporated by reference in this prospectus. The selected consolidated balance sheet data as of October 31, 2006, 2007 and 2008 and the selected consolidated statement of operations data and consolidated statement of cash flows data for the fiscal years ended October 31, 2006 and 2007 are derived from our audited consolidated financial statements, which are not included or incorporated by reference in this prospectus. We derived the consolidated balance sheet data as of April 30, 2011 and the consolidated statement of operations data and cash flows data for each of the six month periods ended April 30, 2011 and 2010, from our unaudited consolidated financial statements for the six months ended April 30, 2011, which are incorporated by reference in this prospectus. We derived the consolidated balance sheet data as of April 30, 2010 from our unaudited consolidated financial statements for the six months ended April 30, 2010, which is not included or incorporated by reference in this prospectus. Results for periods of less than a full year are not necessarily indicative of the results to be expected for any interim period or for a full year.

The following information should be read in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes, each included in our Annual Report on Form 10-K for the year ended October 31, 2010 and our Quarterly Report on Form 10-Q for the six month period ended April 30, 2011, each of which have been incorporated by reference in this prospectus.

	Fiscal Years Ended October 31,					Six Months Ended April 30,
	2006	2007	2008	2009	2010	2010	2011
	(dollars in thousands)
Consolidated Statement of Operations Data:
Net sales	$697,233	$666,318	$762,231	$744,819	$800,570	$372,832	$466,267
Gross profit	151,236	139,152	96,822	160,436	110,074	43,850	59,380
Operating income (loss)	66,694	52,866	9,593	60,387	15,720	(2,852)	9,364
Interest expense	(15,437)	(15,551)	(15,371)	(15,749)	(15,206)	(7,610)	(9,465)
Other (expense) income, net	(7,703)	779	916	4,785	455	226	59

Income (loss) from continuing operations before (provision) benefit for income taxes	43,824	38,094	(5,222)	49,423	969	(10,236)	(42)
(Provision) benefit for income taxes(1)	(8,432)	(15,217)	8,534	(18,994)	(1,492)	3,839	429

Income (loss) from continuing operations	35,392	22,877	3,312	30,429	(523)	(6,397)	387
Income (loss) from discontinued operations	27,537	7,175	8,932	1,099	(43)	—	—

Net income (loss)	$62,929	$30,052	$12,244	$31,528	$(566)	$(6,397)	$387

Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$1,168	$546	$224	$301	$1,049	$396	$10,901
Working capital(2)(3)	110,043	102,326	105,787	74,101	70,547	96,489	83,947
Total assets(3)	336,080	328,792	390,840	360,070	350,796	366,181	394,321
Total debt(3)(4)	182,802	184,077	249,155	176,424	191,083	200,033	232,803
Shareholders’ equity	57,593	42,370	40,140	75,800	56,630	69,162	57,811
Consolidated Statement of Cash Flows Data:
Net cash flows provided by (used in)(3)
Operating activities	$52,953	$51,207	$40,798	$88,052	$21,702	$(16,965)	$(18,075)
Investing activities	(33,955)	(14,058)	(100,623)	(21,691)	(15,536)	(4,962)	(8,535)
Financing activities	(26,829)	(46,511)	60,090	(67,011)	(5,932)	21,766	36,558
Discontinued operations	2,776	8,308	1,023	—	—	—	—

(1)	Benefit for income taxes from continuing operations for fiscal 2008 includes $7.0 million in benefits arising from previously unrecognized tax benefits resulting from the completion in September 2008 of a U.S. Internal Revenue Service (“IRS”) examination for fiscal 2005 and 2006.
(2)	Working capital is defined as current assets less current liabilities.
(3)	In October 2008, we acquired the Atlantis Plastics, Inc. assets for a purchase price of $98.8 million after expenses and the net working capital true-up. The net assets acquired included approximately $54.8 million of net working capital. The acquisition was funded with a $6.1 million deposit previously funded into an escrow account to the sellers, $23.0 million in cash on hand and $70.1 million under our Credit Facility.

In April 2008, we completed the sale of our subsidiary in the Netherlands, the final component of our former European operations. We received approximately $28.3 million in cash, before expenses, and the buyers also assumed all third party debt and capital lease obligations totaling approximately $12.0 million and all of the unfunded pension obligations totaling approximately $5.6 million. In connection with the sale, we recorded a $10.7 million pre-tax gain on disposition from discontinued operations.

(4)	Total debt includes the current portion of long-term debt and capital lease obligations.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On April 18, 2011, AEP privately placed $200,000,000 aggregate principal amount of old notes in a transaction exempt from registration under the Securities Act. Accordingly, the old notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer and upon effectiveness of the exchange offer registration statement, commence the exchange offer. We must use commercially reasonable efforts to consummate such exchange offer not later than 240 days following April 18, 2011.

In addition, we have agreed to keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the date that the notice of the exchange offer is mailed or transmitted through the facilities of The Depository Trust Company (“DTC”) to the holders of the old notes. The new notes are being offered for exchange under this prospectus to satisfy our obligations under the registration rights agreement.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

The Exchange Offer

Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $2,000 and integral multiples of $1,000 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

•	the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus;

•	the new notes will not contain any legend restricting their transfer;

•	the registration rights relating to the old notes do not apply to the new notes; and

•	the new notes will not contain any provisions regarding the payment of additional interest.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from AEP), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (2) any new notes to be received by it shall be acquired in the ordinary course of business; and (3) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

Any broker-dealer and any holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) cannot under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Shelf Registration Statement

AEP will be required to file a shelf registration statement (1) if any changes in law or the applicable interpretations of the staff of the SEC do not permit AEP to effect the exchange offer, (2) if for any other reason the exchange offer registration statement is not declared effective within 180 days of the date of original issue of the old notes or the exchange offer is not consummated within 240 days of the date of original issue of the old notes, (3) upon the request of an initial purchaser, or (4) upon the request of any holder of the old notes that is not permitted to participate in the exchange offer or does not receive fully tradable new notes pursuant to the exchange offer.

If one of the above four events occurs, AEP will, at its cost, (1) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the old notes, (2) use its commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable but on or prior to the later of the 240th day after the date of original issue of the old notes and the 45th day after the event requiring the filing of the shelf registration statement, and (3) use its commercially reasonable efforts to keep effective the shelf registration statement for a period of two years from the date the shelf registration statement is declared effective by the SEC (or for such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant thereto or cease to be outstanding).

Notwithstanding the foregoing, the Company may, for up to two periods of up to 30 consecutive days (except for the consecutive 30-day period immediately prior to the maturity of the old notes), but no more than an aggregate of 60 days during any 365-day period, suspend the effectiveness of the shelf registration statement under certain circumstances and the use of the prospectus contained therein.

Additional Interest

In the event that (1) the exchange offer registration statement is not filed with the SEC on or prior to the 120th calendar day following the date of original issue of the old notes, (2) the exchange offer registration statement is not declared effective on or prior to the 180th calendar day following the date of original issue of the old notes, (3) the exchange offer is not completed on or prior to the 240th day following the date of original issue of the old notes, (4) a shelf registration statement required to be filed upon the occurrence of the events described above is not declared effective on or prior to the later of 240 days after the date of original issue of the old notes or 45 days after the event requiring the filing of the shelf registration statement, (5) the shelf registration statement required to be filed upon the occurrence of the events described above is declared effective but shall later become unusable for more than 30 days in the aggregate (not including any shelf suspension period as set forth in the registration rights agreement), or (6) the length of any shelf suspension period exceeds the limits specified in the registration rights agreement (each such event referred to in clauses (1) through (6) above, a “registration default”), the interest rate borne by the old notes shall be increased by one-quarter of one percent per annum upon the occurrence of each registration default, which increased rate will further increase by one-quarter of one percent for each 90-day period that such additional interest continues to accrue under any registration default, with an aggregate maximum increase in the interest rate equal to 1% per annum. Following the cure of any registration default, the accrual of additional interest with respect to the particular registration default will cease.

The summary of the provisions of the registration rights agreement contained in this prospectus does not contain all of the terms of the agreement. This summary is subject to, and is qualified in its entirety by, reference to all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Expiration Date; Extensions; Termination; Amendments

The expiration date of the exchange offer is                     , New York City time, on             , 2011, unless AEP in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to The Bank of New York Mellon Trust Company, N.A., the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

The settlement date of the offer will be promptly following the expiration date.

We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner.

If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to             , New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

This prospectus and the letter of transmittal will be mailed or transmitted to holders of the old notes.

How to Tender

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined herein).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of the old notes. If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to AEP and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

•	it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

•

when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of new notes in exchange shall constitute performance in full of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

By tendering old notes, the transferor certifies that:

•

it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	any new notes to be received by it shall be acquired in the ordinary course of business; and

•

at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes.

Each broker-dealer that receives new notes for its own account in the exchange offer acknowledges that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Withdrawal Rights

Old notes tendered in the exchange offer may be withdrawn at any time before                     , New York City time, on the expiration date.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn (including the principal amount of such old notes); and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under “—How to Tender” above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date.

Conditions to the Exchange Offer

The exchange offer will not be subject to any conditions, other than:

•	that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC;

•

that each holder of old notes exchanged in the exchange offer shall have represented that (A) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) any new notes to be received by it shall be acquired in the ordinary course of business and (C) at the time of the consummation of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of this prospectus under the Securities Act available; and

•

that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the exchange offer.

The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

•	the registration statement of which this prospectus constitutes a part; or

•	the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

By Mail, Overnight Courier or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: Carolle Montreuil

Facsimile Transmissions (Eligible Guarantor Institutions Only):

Facsimile: 212-298-1915

(provide call back telephone number

on fax cover sheet for confirmation)

To Confirm by Telephone:

Telephone: 212-815-5920

Solicitation of Tenders; Expenses

We have not retained a dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable, out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable, out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $0.1 million.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will record the new notes at the same carrying value of the old notes reflected in our accounting records on the date that the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for old notes. We will recognize the expenses related to the issuance of the new notes as incurred.

Other

Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered old notes according to the terms of this exchange offer, we will have fulfilled a covenant contained in the terms of the old notes and the registration rights agreement. Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement which by its terms will terminate once such old notes are registered under the Securities Act or otherwise cease to be outstanding pursuant to the registration rights agreement.

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. The old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available.

In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW NOTES

The Company will issue the new senior notes due 2019 (the “New Notes”) under the Indenture dated as of April 18, 2011 (the “Indenture”) between itself and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The terms of the New Notes are identical in all material respects to the terms of the senior notes due 2019, which were issued on April 18, 2011 (the “Old Notes”), except the New Notes will not contain transfer restrictions, holders of New Notes will no longer have any registration rights and the Company will not be obligated to pay additional interest as described in the applicable Registration Rights Agreement.

The Exchange Offer is being made to satisfy the Company’s obligations under the Registration Rights Agreement. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of outstanding New Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and the New Notes outstanding and all references to the New Notes shall be deemed to include the Old Notes unless the context requires otherwise.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the New Notes. See “Where You Can Find More Information.”

You can find the definitions of certain terms used in this description below under the caption “—Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, “Company” refers only to AEP Industries Inc., the issuer of the New Notes, and not to any of its subsidiaries.

Brief Description of the New Notes

The New Notes:

•	are general unsecured and unsubordinated obligations of the Company;

•	are pari passu in right of payment with all existing and any future unsecured, unsubordinated Indebtedness of the Company;

•	are senior in right of payment to all existing and any future subordinated Indebtedness of the Company, if any;

•

are effectively subordinated to all existing and any future secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Facilities, to the extent of the assets securing such Indebtedness; and

•

are structurally subordinated to all existing liabilities of the Company’s subsidiaries and any future liabilities of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of such subsidiaries.

As of April 30, 2011, the Company had $232.8 million of senior Indebtedness outstanding, $6.4 million of which was secured Indebtedness. In addition, as of April 30, 2011, the Company’s subsidiaries collectively had liabilities of $9.1 million, excluding intercompany liabilities.

As of the settlement date, there will be no Guarantors. However, in the future, if a Restricted Subsidiary Guarantees or pledges any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary, other than a guarantee by a Foreign Restricted Subsidiary of Indebtedness of another Foreign Restricted Subsidiary, then such Restricted Subsidiary must Guarantee payment of the New Notes. See “—Certain Covenants—Guarantees.”

As of the date hereof, all of our subsidiaries, other than AEP Industries Finance Inc., are Restricted Subsidiaries. Under the circumstances described below under the definition of “Unrestricted Subsidiaries,” we are permitted to designate certain of our other subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture.

Principal, Maturity and Interest

The Company may issue additional notes (the “Additional Notes”) from time to time under the Indenture, which provides for the issuance by the Company of Additional Notes with an unlimited principal amount. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness.” The New Notes, any Old Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue New Notes, only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The New Notes will mature on April 15, 2019 and will bear interest at the rate of 8.250% per annum from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semiannually on April 15 and October 15 of each year, commencing October 15, 2011, to the Person in whose name a New Note is registered (a “Holder”) at the close of business on the preceding April 1 or October 1 (each, a “Record Date”), as the case may be. Interest on the New Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders must surrender the New Notes to the paying agent for the New Notes to collect principal payments. The Company will pay principal and interest by check and may mail interest checks to a Holder’s registered address.

Redemption

Optional Redemption. At any time prior to April 15, 2014, upon not less than 30 nor more than 60 days’ notice, at the option of the Company, the Company may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on an interest payment date that occurs on or prior to the date fixed for redemption).

The New Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2014 and prior to maturity, upon not less than 30 nor more than 60 days notice mailed to each Holder of New Notes to be redeemed at its address appearing in the register for the New Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on an interest payment date that occurs on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning April 15 of the years indicated below:

Year	Percentage
2014	106.188%
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

In addition, prior to April 15, 2014, the Company may redeem up to 35% of the New Notes issued under the Indenture (including any Additional Notes) with the net cash proceeds received by the Company from one or more Equity Offerings, at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of New Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after any such redemption (excluding any New Notes owned by the Company or any of its Affiliates). Notice of redemption described in this paragraph must be mailed to Holders of New Notes not later than 60 days following the consummation of the relevant Equity Offering.

Mandatory Redemption. The New Notes will not have the benefit of any sinking fund.

Selection of New Notes for any partial redemption hereunder shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the New Notes may be listed or, if the New Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate. New Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each Holder of New Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on New Notes or portions thereof called for redemption.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

(i)

Indebtedness of the Company or any Guarantor, if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the

Company for the four full fiscal quarters for which quarterly or internal annual financial statements are available next preceding the Incurrence of such Indebtedness would be greater than 2.0 to 1.0;

(ii)	Indebtedness (a) of the Company and any Guarantor Incurred under the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $175.0 million and (b) of Foreign Restricted Subsidiaries Incurred under working capital or term loan facilities in an aggregate principal amount at any time outstanding not to exceed $25.0 million; provided, however, that the Indebtedness is Incurred denominated and payable in United States dollars or, in the case of a Foreign Restricted Subsidiary, the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness, less, in each case, the amount of any prepayments actually made after the Issue Date with respect to such Indebtedness with the Net Available Proceeds of any Asset Dispositions (to the extent, in the case of a revolving credit facility, accompanied by a permanent commitment reduction thereunder);

(iii)	Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that upon either (I) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or a Restricted Subsidiary or (II) the issuance (other than directors’ qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, the exception provided by this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

(iv)	Indebtedness of the Company or any Restricted Subsidiary under any interest rate agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under the Indenture (including the New Notes); provided, however, that the notional amount of such interest rate agreement does not exceed the principal amount of the Indebtedness to which such interest rate agreement relates;

(v)	Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements;

(vi)	Indebtedness Incurred to Refinance any Indebtedness outstanding on the Issue Date, other than Indebtedness permitted pursuant to clause (ii) above, any Indebtedness Incurred under the prior clause (i) above or this clause (vi) or the New Notes and any related Guarantee; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accreted value, if less) of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II)(A) in the case of any Refinancing of Indebtedness that is pari passu with the New Notes, such Refinancing Indebtedness is made pari passu with or subordinate in right of payment to the New Notes, and, in the case of any Refinancing of Indebtedness that is subordinate in right of payment to the New Notes, such Refinancing Indebtedness is subordinate in right of payment to the New Notes on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced, (B) in either case, the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, has a final maturity date no earlier than the final maturity date of the Indebtedness being Refinanced, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being Refinanced and does not require redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under the caption “Change of Control” below or a redemption or other retirement at the option of the holder of such Indebtedness which is conditioned on the sale of assets by the Company pursuant to provisions substantially similar to those contained in the Indenture under the caption “Limitation on Certain Asset Dispositions” and (C) any Indebtedness Incurred to Refinance any Indebtedness is Incurred by the obligor on the Indebtedness being Refinanced or by the Company;

(vii)	Indebtedness of the Company under the Old Notes and any related Guarantee and the New Notes and any related Guarantee to be issued therefor pursuant to the Registration Rights Agreement in each case excluding any Additional Notes and any related Guarantee;

(viii)	Indebtedness of the Company not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above or clauses (ix) through (xv) below which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of the greater of $20.0 million and 5.0% of Consolidated Total Assets at any time outstanding;

(ix)	Indebtedness outstanding on the Issue Date other than Indebtedness permitted pursuant to clause (ii) above;

(x)	Purchase Money Indebtedness, Attributable Indebtedness and Capital Lease Obligations in an aggregate amount not to exceed the greater of $35.0 million and 10.0% of Consolidated Total Assets at any one time outstanding;

(xi)	Acquired Indebtedness of the Company or any Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or internal annual financial statements are available next preceding the Incurrence of such Indebtedness would be greater than (A) 2.0 to 1.0 or (B) the Consolidated Cash Flow Ratio of the Company immediately prior to such Incurrence;

(xii)	Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xiii)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or the Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or the Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xiv)	obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that upon the drawing of any such bond such obligation is reimbursed within 30 days of such drawing and provided further, however, in each case such obligations are not for borrowed money; and

(xv)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five days of its Incurrence.

For purposes of determining compliance with this covenant, guarantees of, or obligations in respect of letters of credit relating to, Indebtedness, which is otherwise included in the determination of a particular amount of Indebtedness, shall not be included.

The Company will not, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the New Notes to the same extent. The Company will not permit any Guarantor to Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s New Note Guarantee to the same extent.

In addition, for purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xv) above, the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness (or any portion thereof) originally classified as Incurred pursuant to clauses (i) through (xv) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Facilities outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (ii) above.

Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly,

(i)	declare or pay (without duplication) any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company or any Restricted Subsidiary, excluding any (x) dividends or distributions payable solely in shares of Qualified Stock or in options, warrants or other rights to acquire Qualified Stock, or (y) in the case of any Restricted Subsidiary, dividends or distributions payable to the Company or another Restricted Subsidiary;

(ii)

purchase, redeem, or otherwise acquire or retire for value any shares of Capital Stock of the Company or any Restricted Subsidiary, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary);

(iii)	make any Investment (other than a Permitted Investment) in, or make any payment on a guarantee of any obligation of, any Person, other than the Company or a Restricted Subsidiary; or

(iv)	redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a “Restricted Payment”);

if at the time thereof:

(1)	a Default or an Event of Default shall have occurred and be continuing; or

(2)	after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (i) of the covenant titled “Limitation on Incurrence of Indebtedness” above; or

(3)	upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made on or after the Issue Date exceeds the sum (without duplication) of:

(a)	50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs through the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available; plus

(b)	100% of the aggregate net cash proceeds and the fair market value of readily marketable securities received after the Issue Date (A) from the issuance of, or equity contribution received by the Company with respect to, shares of Qualified Stock and warrants, rights or options to purchase or acquire shares of Qualified Stock (other than from a Subsidiary of the Company) and (B) from the Incurrence of Indebtedness of the Company or any Restricted Subsidiary that has been subsequently converted into or exchanged for Qualified Stock; plus

(c)	without duplication of any amounts included in clause (a) above, if the designation of a Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, the proportionate interest of the Company or any Restricted Subsidiary in the fair market value of any such Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of “Unrestricted Subsidiary”; provided, however, that such amount shall not in any case exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary that was treated as a Restricted Payment under the Indenture; plus

(d)	without duplication of any amounts included in clause (a) above, in the case of the disposition or repayment of any Investment (including by way of redemption, repurchase or otherwise) constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the cash proceeds that represents the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes. For purposes of determining the amount expended for Restricted Payments under this clause (d), property other than cash shall be valued at its fair market value; plus

(e)	any amount which previously qualified as a Restricted Payment made after the Issue Date on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

The foregoing provision will not prohibit:

(i)	any dividend or distribution on, or consummation of any irrevocable redemption with respect to, any class of Capital Stock of the Company or any Restricted Subsidiary paid within 60 days after the date of declaration of such dividend or distribution or notice of such redemption, if at the date of such declaration or notice, the making of such dividend, distribution or redemption would have complied with the provisions of the Indenture;

(ii)	pro rata dividends or other pro rata distributions on, in each case, Common Stock made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

(iii)	the exchange or conversion of any Indebtedness of the Company or any Restricted Subsidiary for or into Qualified Stock;

(iv)	so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) for cash of Qualified Stock; provided, however, that the proceeds of such sale of Qualified Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(v)	the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Stock; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(vi)	so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase or retirement of Subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the net proceeds of, (A) a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Subsidiary of the Company) of the Company that is contractually subordinated in right of payment to the New Notes to at least the same extent, which has a final maturity date no earlier than the final maturity date of and an Average Life no less than, in each case, the Subordinated Indebtedness being redeemed, repurchased or retired or (B) a substantially concurrent sale (other than to a Subsidiary of the Company) for cash of Qualified Stock; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(vii)	the making of Investments in Unrestricted Subsidiaries or joint ventures; provided that the aggregate Net Investments therein shall not exceed $20.0 million at any time;

(viii)	the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of the Company’s Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (viii) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the Issue Date;

(ix)	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the covenant titled “Limitation on Incurrence of Indebtedness”;

(x)	repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents (A) a portion of the exercise price thereof or (B) withholding incurred in connection with such exercise;

(xi)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that at the time of such issuance, after giving effect to such issuance on a pro forma basis, the Consolidated Cash Flow Ratio for the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance would have been no less than 2.0 to 1.0;

(xii)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors);

(xiii)	the payment, purchase, redemption, defeasance or other acquisition or retirement of Existing Notes, together with any applicable premium with respect thereto and accrued and unpaid interest thereon;

(xiv)	in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness (or, if such Subordinated Indebtedness were issued with original issue discount, 101% of the accreted value thereof), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the New Notes as a result of such Change of Control and has repurchased all New Notes validly tendered and not withdrawn in connection with such Change of Control Offer; and

(xv)	other Restricted Payments in an aggregate amount not to exceed the greater of $20.0 million and 5.0% of Consolidated Total Assets.

Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph), (ix), (xiv) and (xv) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

The Indenture provides that for purposes of this covenant, (i) an “Investment” shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments after the Issue Date shall exclude and be reduced by an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is redesignated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided, however, that such amount shall not be included in determining Consolidated Net Income for purposes of subclause (a) of clause (3) of the second preceding paragraph (in each case (i) and (ii) “net worth” is to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

Limitation on Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

(ii)	make loans or advances to the Company or any other Restricted Subsidiary; or

(iii)	transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

(a)	any agreement in effect on the Issue Date as any such agreement is in effect on such date;

(b)	the Credit Facilities;

(c)	any agreement relating to Capital Stock of, or any Indebtedness Incurred by, such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that such encumbrance or restriction shall not apply to any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary;

(d)	customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or its property and assets;

(e)	customary provisions in joint venture agreements entered into in the ordinary course of business;

(f)	any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause (a) or (c) above; provided, however, that the provisions contained in such Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company;

(g)	the Indenture;

(h)	any agreement relating to any Indebtedness of Foreign Restricted Subsidiaries permitted to be Incurred pursuant to the covenant described under the caption “Limitation on Indebtedness”; provided, however, that (A) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (B) such encumbrances or restrictions would not reasonably be expected to adversely affect the Company’s ability to make principal and interest payments on the New Notes, as determined in good faith by the Board of Directors of the Company;

(i)	any agreement relating to any Indebtedness of a Restricted Subsidiary that is a Guarantor that is permitted to be Incurred pursuant to the covenant described under the caption “Limitation on Incurrence of Indebtedness”;

(j)	any restriction on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(k)	applicable law, rule or regulation or any order or ruling by any governmental authority;

(l)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

(m)	Purchase Money Indebtedness that imposes restrictions of the type referred to in clause (iii) of this covenant, or

(n)	restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise incurred in accordance with the covenant described under the caption “Limitation on Liens” below and restrict the transfer of property subject to such agreements.

Limitation on Liens. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any Lien on or with respect to the Capital Stock or any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter created or acquired or on the income or profits thereof to secure any obligation, without making, or causing such Restricted Subsidiary to make, effective provision for securing the New Notes and all other amounts due under the Indenture equally and ratably with such obligation so secured (or, in the event that such Indebtedness is Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the New Notes will have with respect to such Subordinated Indebtedness) for so long as such Indebtedness shall be so secured.

The foregoing restrictions shall not apply to:

(i)	Liens existing on the Issue Date securing Indebtedness existing on the Issue Date other than Indebtedness permitted to be Incurred under clause (ii) of the covenant described under the caption “Limitation on Incurrence of Indebtedness” above;

(ii)	Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness permitted to be Incurred under clause (ii) of the covenant described under the caption “Limitation on Incurrence of Indebtedness” above;

(iii)	Liens securing only the New Notes and the Guarantees, if any;

(iv)	Liens in favor of the Company or any Guarantor;

(v)	Liens to secure Purchase Money Indebtedness and Capital Lease Obligations; provided, however, that (a) such Lien does not extend to or cover any other property or assets other than such item of property and any improvements on such item and any insurance proceeds resulting from damage to or destruction of such property or improvements, and (b) the Incurrence of such Indebtedness is permitted by the provisions of the Indenture described under the caption “Limitation on Incurrence of Indebtedness” above;

(vi)	Liens on property existing immediately prior to the time of acquisition thereof (and not created in connection with or in anticipation or contemplation of the financing of such acquisition);

(vii)	Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof);

(viii)	Liens to secure Indebtedness Incurred to Refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(vii) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such Refinancing;

(ix)	Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(x)	Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(xi)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(xii)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(xiii)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(xiv)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(xv)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(xvi)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(xvii)

Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

(xviii)	Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness permitted to be Incurred pursuant to the covenant titled “Limitation on the Incurrence of Indebtedness” in an aggregate principal amount that does not exceed 10% of the Consolidated Tangible Assets of the Company as of the most recent quarter-end balance sheet date prior to the time of the Incurrence of Indebtedness to be secured;

(xix)	Liens upon specific items of inventory or other goods and proceeds therefrom of the Company or any Restricted Subsidiary securing the Company’s or any Restricted Subsidiary’s obligations in respect of banker’s acceptances issued or created for the account of the Company or any Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(xx)	Liens securing Currency Agreements and interest rate agreements, to the extent the Indebtedness under any such interest rate agreement is permitted by clause (iv) of the covenant titled “Limitation on Incurrence of Indebtedness”;

(xxi)	Liens securing reimbursement obligations with respect to letters of credit obtained in the ordinary course of business which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(xxii)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

(xxiii)	Liens on the Capital Stock of Unrestricted Subsidiaries;

(xxiv)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement;

(xxv)	Liens on securities that are subject to repurchase agreements permitted as a Permitted Investment; and

(xxvi)	Liens securing insurance premiums financing arrangements; provided that such Liens are limited to applicable unearned insurance premiums.

Limitation on Certain Asset Dispositions. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Disposition, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the Company) of the assets or Capital Stock issued or sold or otherwise disposed of and (y) at least 75% of the proceeds from such Asset Disposition when received consists of either (I) cash or Cash Equivalents or (II) property or assets that are used or useful in the business of the Company or a Similar Business, or Capital Stock of any Person primarily engaged in a Similar Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; provided, however, that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the New Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or Restricted Subsidiary from further liability shall be deemed to be cash for the purposes of this provision.

For purposes of this covenant, the following are deemed to be Cash Equivalents:

(i)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent available internal balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary constituting Indebtedness (other than Subordinated Indebtedness of the Company, but including Indebtedness other than Subordinated Indebtedness secured by assets of the Company or a Restricted Subsidiary) (a) that is assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (b) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation and (c) that is Pari Passu Indebtedness;

(ii)	any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and

(iii)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Disposition, the Company or such Restricted Subsidiary may apply the Net Available Proceeds from such Asset Disposition to (i) repay Indebtedness secured by such assets or unsubordinated secured indebtedness and, in each case, permanently reduce any related commitment thereunder, (ii) make an investment in property, capital expenditures or assets that are used or useful in the business of the Company or a Similar Business, or Capital Stock of any Person primarily engaged in a Similar Business if, as a result of such acquisition by the Company or any Restricted Subsidiary, such Person becomes a Restricted Subsidiary or (iii) any combination of (i) and (ii) above.

To the extent all or part of the Net Available Proceeds of any Asset Disposition are not applied as described in the immediately preceding paragraph within the time periods set forth therein (the “Net Proceeds Utilization Date”) (such Net Available Proceeds, the “Unutilized Net Available Proceeds”), the Company shall, within ten Business Days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding New Notes and Pari Passu Indebtedness, pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of New Notes and Pari Passu Indebtedness equal to such Unutilized Net Available Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Available Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph. Pending the final application of any such Net Available Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Available Proceeds in Cash Equivalents. To the extent that the aggregate amount of New Notes and Pari Passu Indebtedness tendered pursuant to an Offer to Purchase is less than the Unutilized Net Available Proceeds, the Company may use any remaining proceeds for general corporate purposes. If the aggregate principal amount of New Notes and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Unutilized Net Available Proceeds, the Trustee shall select the New Notes to be purchased in the manner described in the definition of Offer to Purchase. Upon completion of any such Offer to Purchase, the amount of Unutilized Net Available Proceeds shall be reset at zero.

These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under “—Mergers, Consolidations and Certain Sales of Assets” below.

In the event that the Company makes an Offer to Purchase the New Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

In addition, no assurances can be given that the Company will be able to acquire New Notes tendered upon an Offer to Purchase. The ability of the Company to pay cash to the Holders of New Notes in an Offer to Purchase may be limited by its then existing financial resources. The Senior Credit Facility restricts the Company from purchasing any New Notes and also provides that certain asset sale events with respect to the Company would constitute a default under the Senior Credit Facility. In addition, future debt agreements or other agreements of the Company may contain similar provisions. If the Company does not obtain a waiver or consent permitting such payment or repay such Indebtedness, the Company will remain prohibited from repurchasing the New Notes. In such event, the Company’s failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would in turn constitute a default under the Senior Credit Facility and possibly other Indebtedness. None of the provisions relating to an Offer to Purchase are waivable by the Board of Directors of the Company or the Trustee.

Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with any of their respective Affiliates (other than the Company or a Wholly Owned Subsidiary), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis with a Person that is not such an Affiliate; provided, however, that (x) in any transaction involving aggregate consideration in excess of $5.0 million, the Company shall deliver an officer’s certificate to the Trustee stating that a majority of the disinterested directors of the Board of Directors of the Company have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties and (y), if the aggregate consideration is in excess of $25.0 million, the Company shall obtain, prior to the consummation of the transaction, a letter from a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties.

The provisions of this covenant shall not apply to:

(i)	transactions permitted by the provisions of the Indenture described above under the caption “—Limitation on Restricted Payments” above and Permitted Investments;

(ii)	reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company and the Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company;

(iii)	loans or advances to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

(iv)	transactions made in accordance with agreements in existence on the Issue Date (including pursuant to any amendment thereto; provided, however, that any such amendment is not more disadvantageous to the Holders in any material respect), as determined by the Board of Directors of the Company in good faith;

(v)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which, in the reasonable determination of a majority of the members of the Board of Directors of the Company or the senior management thereof, are fair to the Company or its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vi)	any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute a transaction with an Affiliate solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(vii)	transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; and

(viii)	the issuance or sale of any Qualified Stock of the Company.

Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

(1)	the Company or such Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction;

(2)	the gross proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property that is the subject of that Sale and Lease-Back Transaction; and

(3)	the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “Limitation on Certain Asset Dispositions.”

Change of Control. Within 30 days following the date of the consummation of a transaction resulting in a Change of Control or, at our option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced, the Company will be required to commence an Offer to Purchase all outstanding New Notes at a purchase price in cash equal to 101% of their principal amount plus accrued and unpaid interest to the Purchase Date (a “Change of Control Offer”); provided that the consummation of any such Offer to Purchase commenced prior to such Change of Control actually occurring shall be subject to such Change of Control occurring. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the New Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a New Note tendered must be in an integral multiple of $1,000 principal amount.

In the event that the Company makes an Offer to Purchase the New Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act.

The Company will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given with respect to all of the New Notes pursuant to the Indenture as described under the caption “—Redemption—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

With respect to the sale of assets referred to in the definition of “Change of Control,” the phrase “all or substantially all” of the assets of the Company will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire New Notes tendered upon the occurrence of a Change of Control. The ability of the Company to pay cash to the Holders of New Notes upon a Change of Control may be limited by its then existing financial resources. The Senior Credit Facility currently restricts the Company from purchasing any New Notes and also provides that certain change of control events with respect to the Company would constitute a default under the Senior Credit Facility. In addition, future debt agreements or other agreements of the Company may contain similar provisions. If the Company does not obtain a waiver or consent permitting such payment or repay such Indebtedness, the Company will remain prohibited from repurchasing the New Notes. In such event, the Company’s failure to purchase tendered New Notes would constitute an Event of Default under the Indenture which would in turn constitute a default under the Senior Credit Facility and possibly other Indebtedness. None of the provisions relating to a repurchase upon a Change of Control are waivable by the Board of Directors of the Company or the Trustee.

The foregoing provisions will not prevent the Company from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the Holders of the New Notes protection in the event of a highly leveraged transaction, including a recapitalization, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the Holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions.

Guarantees. The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the New Notes by such Restricted Subsidiary; provided, however, that the foregoing shall not apply to any Foreign Restricted Subsidiary solely as a result of such Foreign Restricted Subsidiary guaranteeing Indebtedness of any other Foreign Restricted Subsidiary. Such Guarantee shall be senior to or pari passu with the guarantee by such Subsidiary of such other Indebtedness. The form of the Guarantee is attached as an exhibit to the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction of organization of that Guarantor and assumes all the obligations of that Guarantor under the Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)	such sale or other disposition or consolidation or merger complies with the covenant described under the caption “—Certain Covenants—Limitation on Certain Asset Dispositions.”

The Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described under the caption “—Certain Covenants—Limitation on Certain Asset Dispositions”;

(2)	if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture; or

(3)	upon the release or discharge of the guarantee or pledge which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment by such Guarantor under such guarantee or pledge.

The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections or any successor provision thereto if the Company were so required. The Company shall file such documents with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were a non-accelerated filer subject to Section 13(a) or 15(d) of the Exchange Act, plus any grace period provided by Rule 12b-25 under the Exchange Act (the “Required Filing Dates”). The Company shall also in any event (a) within 15 days of each Required Filing Date, file with the Trustee, and promptly upon written request by a beneficial holder or prospective holder of New Notes deliver to such holders or prospective holders, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any beneficial holder or prospective holder of New Notes. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

Mergers, Consolidations and Certain Sales of Assets. The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the “Surviving Entity”), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the New Notes and under the Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of the provisions of the Indenture described under “—Certain Covenants—Limitation on Incurrence of Indebtedness” above; (iv) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from the provisions of the Indenture described under “—Certain Covenants—Limitation on Liens” above, the Company, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the New Notes as required by said covenant. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary or the release of any Guarantor in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions” above.

Events of Default

The following are Events of Default under the Indenture:

(a)	failure to pay principal of (or premium, if any, on) any New Note when due;

(b)	failure to pay any interest on any New Note when due, continued for 30 days;

(c)	default in the payment of principal of and interest on New Notes required to be purchased pursuant to an Offer to Purchase as described under “—Certain Covenants—Change of Control” and “—Certain Covenants—Limitation on Certain Asset Dispositions” above when due and payable;

(d)	failure to perform or comply with any of the provisions described under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above;

(e)	failure to perform any other covenant or agreement of the Company under the Indenture or the New Notes continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding New Notes;

(f)	default under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Material Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness;

(g)	the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Material Subsidiaries (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(h)	certain events of bankruptcy, insolvency or reorganization affecting the Company or any Material Subsidiary; and

(i)	any Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under the Guarantee (other than by reason of a release of such Guarantor from the Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding New Notes may accelerate the maturity of all New Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding New Notes may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) of the preceding paragraph with respect to the Company occurs, the outstanding New Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see “—Modification and Waiver.”

The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the New Notes, give the Holders thereof notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default or a Default in any payment with respect to the New Notes or a Default or Event of Default in complying with “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets,” the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the New Notes.

No Holder of any New Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding New Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding New Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a New Note for enforcement of payment of the principal of and premium, if any, or interest on such New Note on or after the respective due dates expressed in such New Note.

The Company is required to furnish to the Trustee annually a statement as to its performance of certain of its obligations under the Indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

The Indenture will be discharged and will cease to be of further effect as to all New Notes issued thereunder, when:

(1)	either:

(a)	all New Notes that have been authenticated (except lost, stolen or destroyed New Notes that have been replaced or paid and New Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)	all New Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the New Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default (other than that resulting from borrowing funds to be applied to making such deposit or the granting of Liens in connection therewith) will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3)	the Company or any Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the New Notes at maturity or the date fixed for redemption, as the case may be.

The Company must also deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom, terminate its substantive obligations and the substantive obligations of the Guarantors in respect of the New Notes and the Guarantees (except for the Company’s obligation to pay the principal of (and premium, if any, on) and the interest on the New Notes and such Guarantors’ guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the New Notes to maturity or to redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred, and is continuing or would arise therefrom, terminate all of its substantive obligations and all of the substantive obligations of the Guarantors in respect of the New Notes and the Guarantees (including the Company’s obligation to pay the principal of (and premium, if any, on) and interest on the New Notes and such Guarantors’ guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the New Notes to maturity or to redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of the Indenture, to such effect, and (iii) complying with certain other requirements set forth in the Indenture.

Governing Law

The Indenture is, and the New Notes and the Guarantee will be, governed by the laws of the State of New York without regard to principles of conflicts of laws.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding New Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each New Note affected thereby,

(a)	change the Stated Maturity of the principal of any New Note;

(b)	alter the optional redemption provisions of any New Note or the Indenture in a manner adverse to the Holders of the New Notes;

(c)	reduce the principal amount of any New Note;

(d)	reduce the rate of or extend the time for payment of interest on any New Note;

(e)	change the place or currency of payment of principal of or interest on any New Note;

(f)	modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any New Note or the Guarantee, or the modification and amendment of the Indenture and the New Notes (other than to add sections of the Indenture or the New Notes which may not be amended, supplemented or waived without the consent of each Holder affected);

(g)	reduce the percentage of the principal amount of outstanding New Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the New Notes or for waiver of any Default;

(h)	waive a default in the payment of principal of, interest on, or redemption payment with respect to, any New Note (except a rescission of acceleration of the New Notes by the Holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(i)	modify the ranking or priority of the New Notes or the Guarantees in any manner adverse to the Holders (it being understood, for the avoidance of doubt, that any modification (including deletion) of the covenant (including the definitions relating thereto) described under “—Certain Covenants—Limitation on Liens” or in the penultimate paragraph under “—Certain Covenants— Limitation on Incurrence of Indebtedness” does not constitute the modification of the ranking or priority of the New Notes or the Guarantees);

(j)	release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture; or

(k)	modify any of the provisions (including the definitions relating thereto) relating to any Offer to Purchase required under the covenants described under “—Certain Covenants—Limitation on Certain Asset Dispositions” or “—Certain Covenants—Change of Control” in a manner materially adverse to the Holders of New Notes with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

The Holders of a majority in aggregate principal amount of the outstanding New Notes, on behalf of all Holders of New Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding New Notes, on behalf of all Holders of New Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any New Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding New Note affected.

Notwithstanding the preceding, without the consent of any Holder of New Notes, the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture or the New Notes to:

(1)	cure any ambiguity, defect or inconsistency;

(2)	provide for uncertificated New Notes in addition to or in place of certificated New Notes;

(3)	provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the New Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)	make any change that would provide any additional rights benefits to the Holders of New Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)	conform the text of the Indenture or the New Notes to any provision of this “Description of the New Notes”;

(6)	comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7)	comply with the provisions described under “—Certain Covenants—Guarantees”;

(8)	evidence and provide for the acceptance of appointment by a successor Trustee; or

(9)	provide for the issuance of Additional Notes in accordance with the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any Guarantor under the New Notes, the Indenture, the Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

The Trustee

The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, the Guarantors, or any other obligor upon the New Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture or the Registration Rights Agreement. Reference is made to the Indenture or the Registration Rights Agreement for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person’s becoming a Restricted Subsidiary or such acquisition, as the case may be.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any New Note on any date fixed for redemption, the greater of:

(1)	1.0% of the principal amount of the New Note, or

(2)	the excess of:

(a)	the present value at such date fixed for redemption of (i) the redemption price of the New Note at April 15, 2014 (such redemption price being set forth in the table appearing above under the caption “Redemption—Optional Redemption”), plus (ii) all remaining required interest payments due on the New Note through April 15, 2014 (excluding accrued but unpaid interest to the date fixed for redemption), computed using a discount rate equal to the Treasury Rate as of such date fixed for redemption plus 50 basis points; over

(b)	the principal amount of the New Note.

“Asset Disposition” means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

(i)	shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares of Subsidiaries of the Company that are not Domestic Subsidiaries that are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), or

(ii)	property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that an Asset Disposition shall not include:

(a)	any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to any Wholly Owned Subsidiary;

(b)	any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business;

(c)	any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $1.0 million;

(d)	the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(e)	the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with “—Certain Covenants—Limitation on Liens” above;

(f)	any Restricted Payment or Permitted Investment permitted by “—Certain Covenants—Limitation on Restricted Payments” above;

(g)	any disposition of property or assets in the ordinary course of business or of property or assets that are obsolete, worn-out, damaged, fully depreciated or otherwise unsuitable for use in the Company’s or any Restricted Subsidiary’s business;

(h)	the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under “—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets” above;

(i)	any disposition that constitutes a Change of Control;

(j)	a disposition of cash or Cash Equivalents; or

(k)	the good faith surrender or waiver of contract rights, tort claims or statutory rights.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction by the Company or any Restricted Subsidiary of the Company means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

“Bankruptcy Code” means Title 11, United States Code.

“Board of Directors” means:

(i)	with respect to a corporation, the board of directors of the corporation;

(ii)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(iii)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Legal Holiday.

“Capital Lease Obligations” means the obligations of the Company or any Restricted Subsidiary to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

“Cash Equivalents” means

(i)	United States dollars and local currency held by a Foreign Restricted Subsidiary of the Company from time to time in the ordinary course of business;

(ii)	marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

(iii)	commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s Investors Service, Inc. or “A-1” or better by Standard & Poor’s Rating Services or an equivalent rating or better by any other nationally recognized securities rating agency;

(iv)	certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

(v)	money market funds substantially all of whose assets comprise securities of the type described in clauses (ii) through (iv) above and (vi) and (vii) below;

(vi)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(vii)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; and

(viii)	solely in respect of the cash management activities of the Foreign Restricted Subsidiaries of the Company, equivalents to the investments described in clause (ii) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Restricted Subsidiary operates and equivalents of investments described in clause (iv) above issued, accepted or offered by the local office of any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Restricted Subsidiary which bank has combined capital, surplus and undivided profits totaling more than $500,000,000.

“Change of Control” means the occurrence of any of the following events (whether or not otherwise permitted by the Indenture):

(i)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

(ii)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company; or

(iii)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Cash Flow Available for Fixed Charges” of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

“Consolidated Cash Flow Ratio” of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) Consolidated Fixed Charges for such period; provided, however, that all Incurrences and repayments of Indebtedness (including the Incurrence giving rise to such calculation and any repayments in connection therewith) and all dispositions (including discontinued operations) or acquisition of assets (other than in the ordinary course of business) (including pursuant to a merger or acquisition of Capital Stock or otherwise) made during or after such period and on or prior to the date of determination shall be given pro forma effect as if they occurred on the first day of such four-quarter period, except that Indebtedness under the Senior Credit Facility shall be deemed to be the average daily balance of such Indebtedness during such four-quarter period). Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividends on any series of Preferred Stock and Disqualified Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (i) any amortization of debt discount, (ii) the net costs under interest rate agreements, (iii) all capitalized interest, (iv) imputed interest with respect to Attributable Indebtedness and (iv) the interest portion of any deferred payment obligation) and (b) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(a)	the net income (but not loss) of any Restricted Subsidiary of such Person (other than a Guarantor) which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions;

(b)	non-cash gains and losses due solely to fluctuations in currency values;

(c)	the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions, representing such Person’s proportionate share of such other Person’s net income for such period, actually paid in cash to such Person by such other Person during such period;

(d)	gains or losses (other than for purposes of calculating Consolidated Net Income under clause (3) under “—Certain Covenants—Limitation on Restricted Payments” above) on Asset Dispositions by such Person or its Restricted Subsidiaries;

(e)	all extraordinary or non-recurring gains and losses determined in accordance with GAAP;

(f)	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets;

(g)	the cumulative effect of a change in accounting principles;

(h)	the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date;

(i)	any non-cash impairment charges recorded in respect of intangible assets, including goodwill; and

(j)	any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

“Consolidated Tangible Assets” means, as of any date, all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, less the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, all amounts that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Consolidated Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Cash Flow Ratio.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the

Company’s stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the Senior Credit Facility, or commercial paper facilities with banks or other institutional lenders or investors or any federal, state or local government entity or agency or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit, notes or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors or any federal, state or local government entity or agency that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect such Person against, or to expose such Person to, fluctuations in currency values entered into in the ordinary course of business and not for the purpose of speculation.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company, on the date of issuance thereof; provided, however, that the net cash proceeds received by the Company from the issuance of such Designated Preferred Stock are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments” above.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the New Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary other than a Foreign Restricted Subsidiary.

“Equity Offering” means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding any registration statements filed on Form S-8 or any successor form).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Existing Notes” means the 7.875% Senior Notes due 2013 issued by the Company pursuant to an indenture between the Company and The Bank of New York, as trustee, dated March 18, 2005.

“Foreign Restricted Subsidiary” means (i) any Restricted Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code; provided that, (a) such Restricted Subsidiary’s primary operating assets are located outside the United States and (b) such Restricted Subsidiary is not subject to tax under Section 882(a) of the Internal Revenue Code in respect of a substantial trade or business within the United States, or (ii) any Restricted Subsidiary of the Company whose assets consist, directly or indirectly, solely of the capital stock of one or more Foreign Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

“Government Obligations” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means the guarantee of the New Notes by each Guarantor under the Indenture.

“Guarantor” means any Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the Indenture and such Subsidiary’s successors and assigns until released from their obligations under their Guarantees and the Indenture in accordance with the terms of the Indenture.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, indebtedness, whether or not contingent:

(i)	in respect of borrowed money;

(ii)	evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(iii)	in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(iv)	in respect of the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities, in each case, arising in the ordinary course of business which are not overdue by more than 90 days from their original due date or which are being contested in good faith);

(v)	in respect of Capital Lease Obligations of such Person;

(vi)	representing interest rate agreements or Currency Agreements of such Person;

(vii)	representing Attributable Indebtedness; and

(viii)	every type of indebtedness referred to in clauses (i) through (vii) and in the sentence immediately following this clause (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of such Person, and any Preferred Stock of a Subsidiary of such Person. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. The amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Investment” by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person. For purposes of the “Limitation on Restricted Payments” covenant above, the amount of any investment shall be the original cost of such investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

“Issue Date” means the date of original issuance of the Old Notes under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, would constitute a “significant subsidiary” within the meaning of Article I of Regulation S-X of the Securities Act and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clauses (f), (g) and (h) of “Events of Default” above has occurred, would constitute a Material Subsidiary under clause (a) of this definition.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

(i)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(ii)	all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii)	all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

(iv)	appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP or in an escrow or similar arrangement against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve, escrow or similar arrangement is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of the covenant of the Indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions”); and

(v)	all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

“Net Investment” means the excess of (i) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in clause (3) of the first paragraph described under “—Certain Covenants—Limitation on Restricted Payments”; provided, further, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (ii) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

“Offer To Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the New Notes on the date of the Offer offering to purchase up to the principal amount of New Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of New Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender New Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)	the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)	the Expiration Date and the Purchase Date;

(3)	the aggregate principal amount of the outstanding New Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)	the purchase price to be paid by the Company for each $1,000 aggregate principal amount of New Notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5)	that the Holder may tender all or any portion of the New Notes registered in the name of such Holder and that any portion of a New Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)	the place or places where New Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)	that interest on any New Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8)	that on the Purchase Date the Purchase Price will become due and payable upon each New Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)	that each Holder electing to tender all or any portion of a New Note pursuant to the Offer to Purchase will be required to surrender such New Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such New Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)	that Holders will be entitled to withdraw all or any portion of New Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the New Note the Holder tendered, the certificate number of the New Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)	that (a) if New Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such New Notes and (b) if New Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase New Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only New Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(12)	that in the case of any Holder whose New Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such New Note without service charge, a new New Note or New Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the New Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion that is reasonably acceptable to the Trustee from legal counsel that meets the requirements of the Indenture.

“Pari Passu Indebtedness” means Indebtedness of the Company ranked pari passu in right of payment with the New Notes.

“Permitted Holder” means J. Brendan Barba, his spouse, his lineal descendants, their spouses and trusts for the exclusive benefit of any of the foregoing persons.

“Permitted Investments” means:

(i)	Investments in Cash Equivalents;

(ii)	Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary;

(iii)	deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

(iv)	any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary;

(v)	trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

(vi)	endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(vii)	any interest rate agreements or Currency Agreements with an unaffiliated Person otherwise permitted by clause (iv) or (v) under “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

(viii)	Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under “—Certain Covenants—Limitation on Certain Asset Dispositions” above;

(ix)	loans or advances to employees of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $1.5 million at any one time outstanding;

(x)	any Investment in the Company or any Restricted Subsidiary;

(xi)	any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(xii)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xii) that at the time outstanding, not to exceed the greater of $15.0 million and 4.0% of Consolidated Total Assets;

(xiii)	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and

(xiv)	Investments the payment for which consists of Capital Stock of the Company (exclusive of Disqualified Stock); provided, however, that the issuance of such Capital Stock is not included in the calculation set forth in the clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments” above.

“Person” means any individual, corporation, limited or general partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase” above.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property (real or personal), including equipment; provided, however, that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, as applicable, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

“Qualified Stock” means any Capital Stock of the Company other than Disqualified Stock.

“Refinance” means refinance, renew, extend, replace or refund; and “Refinancing” and “Refinanced” have correlative meanings.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Senior Credit Facility” means the Amended and Restated Loan and Security Agreement, dated as of October 30, 2008, as amended, among the Company and Wells Fargo Bank N.A., successor to Wachovia Bank, National Association, as the initial lender and as agent for the financial institutions that are from time to time lenders thereunder, including any deferrals, renewals, extensions, replacements, Refinancings or refundings thereof, or amendments, restatements, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditors, investors, or group of creditors or investors or comprised of one or more facilities, indentures or agreements and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith.

“Similar Business” means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

“Stated Maturity” means, when used with respect to any New Note or any installment of interest thereon, the date specified in such New Note as the fixed date on which the principal of such New Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the New Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

“Treasury Rate” means, as of any date fixed for redemption, the yield to maturity as of such date fixed for redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date fixed for redemption to April 15, 2014; provided, however, that if the period from the date fixed for redemption to April 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date fixed for redemption to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) AEP Industries Finance Inc., (ii) any other Subsidiary of the Company that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions. The Indenture provides that the Board of Directors of the Company shall not designate any Subsidiary of the Company to be an Unrestricted Subsidiary (a) unless such designation is made in accordance with “—Certain Covenants—Limitation on Restricted Payments” and (b) if, after such designation, (i) the Company or any other Restricted Subsidiary (x) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or contingently liable for any Indebtedness of such Subsidiary, (ii) a default with respect to any Indebtedness of such Subsidiary (including the exercise of any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, or (iii) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) no Default shall have occurred and be continuing and (b) all Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, be permitted to be Incurred under the Indenture.

“Voting Stock” of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

Book-Entry System

The New Notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the New Notes represented by such global security held by such Persons. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on New Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the New Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated New Notes only if:

•	DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

•	the Company in its discretion at any time determines not to have all the New Notes represented by such global security; or

•	there shall have occurred and be continuing a default or an event of default with respect to the New Notes represented by such global security.

Any global security that is exchangeable for certificated New Notes pursuant to the preceding sentence will be exchanged for certificated New Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated New Notes,

•	certificated New Notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000;

•

payment of principal of, and premium, if any, and interest on, the certificated New Notes will be payable, and the transfer of the certificated New Notes will be registerable, at the office or agency of the Company maintained for such purposes; and

•

no service charge will be made for any registration of transfer or exchange of the certificated New Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such global security for all purposes under the Indenture and the New Notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the New Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. The tax consequences of holding the new notes are identical to those of holding the old notes. Accordingly, when a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

The consolidated financial statements and the related financial statement schedule of AEP Industries Inc. as of October 31, 2010 and 2009, and for each of the years in the three-year period ended October 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AEP Industries

Exchange Offer

for

8 1/4% Senior Notes due 2019

PROSPECTUS

                    , 2011

Until            , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Pursuant to our restated certificate of incorporation, we have agreed to indemnify and hold harmless any director, officer, employee or agent from and against any and all expenses and liabilities imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was a director, officer employee or agent of ours at the time such expenses or liabilities were imposed or incurred, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that (i) indemnification may only be in respect of expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement and (ii) if such person will have been adjudged to be liable to the corporation, such indemnification for expenses can be made only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by Section 145(g) of the DGCL, our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act, subject to certain exclusions and limitations.

For the undertaking with respect to indemnification, see Item 22 herein.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with or incorporated by reference into this registration statement:

			Incorporated by reference
Exhibit number	Exhibit description	Filed herewith	Form	Exhibit number	Filing date

4.1	Indenture, dated as of April 18, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee		8-K	4.1	04/18/11

4.2	Form of 8 1/4% Senior Note due 2019 (incorporated herein by reference to Exhibit A of Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 18, 2011)		8-K	Ex. A to 4.1	04/18/11

Incorporated by reference
Exhibit number	Exhibit description	Filed herewith	Form	Exhibit number	Filing date

4.3	Registration Rights Agreement, dated April 18, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC		8-K	4.3	04/18/11

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP with respect to the new notes	X

12.1	Computation of Ratio of Earnings to Fixed Charges	X

21.1	List of subsidiaries of the Company at August 11, 2011	X

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)	X

23.2	Consent of KPMG LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of The Bank of New York Mellon, N.A., as trustee, on Form T-1	X

99.1	Form of Letter of Transmittal	X

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Hackensack, State of New Jersey, on this 11th day of August, 2011.

AEP INDUSTRIES INC.

By:	/s/ J. Brendan Barba
Name:	J. Brendan Barba
Title:	Chairman of the Board, President and Chief Executive Officer

Each person whose signature appears below appoints J. Brendan Barba and Paul M. Feeney, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 11, 2011.

Signature	Title

/s/ J. Brendan Barba J. Brendan Barba	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/s/ Paul M. Feeney Paul M. Feeney	Executive Vice President, Finance, Chief Financial Officer and Director (principal financial officer)

/s/ Linda N. Guerrera Linda N. Guerrera	Vice President and Controller (principal accounting officer)

/s/ Lawrence R. Noll Lawrence R. Noll	Director

/s/ Kenneth Avia Kenneth Avia	Director

/s/ Robert T. Bell Robert T. Bell	Director

/s/ Ira M. Belsky Ira M. Belsky	Director

/s/ Richard E. Davis Richard E. Davis	Director

/s/ Frank P. Gallagher Frank P. Gallagher	Director

S-1

/s/ Lee C. Stewart Lee C. Stewart	Director

S-2

INDEX TO EXHIBITS

Incorporated by reference
Exhibit number	Exhibit description	Filed herewith	Form	Exhibit number	Filing date

4.1	Indenture, dated as of April 18, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee		8-K	4.1	04/18/11

4.2	Form of 8 1/4% Senior Note due 2019 (incorporated herein by reference to Exhibit A of Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 18, 2011)		8-K	Ex. A to 4.1	04/18/11

4.3	Registration Rights Agreement, dated April 18, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC		8-K	4.3	04/18/11

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP with respect to the new notes	X

12.1	Computation of Ratio of Earnings to Fixed Charges	X

21.1	List of subsidiaries of the Company at August 11, 2011	X

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in their opinion filed as Exhibit 5.1)	X

23.2	Consent of KPMG LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of The Bank of New York Mellon, N.A., as trustee, on Form T-1	X

99.1	Form of Letter of Transmittal	X